EXHIBIT 99.1

COVANTA ANNOUNCES COMPLETION OF $1.6 BILLION OF DEBT TRANSACTIONS

Refinanced $1.2 billion of Existing Debt;

Increased Liquidity by over $300 million

MORRISTOWN, N.J., April 3, 2012 — Covanta Holding Corporation (NYSE: CVA) (“Covanta” or the “Company”) announced that it had closed on debt issuances totaling $1.6 billion, completing the refinancing of its previously existing senior secured credit facilities as initially announced in March 2012.

“I am very pleased with the pricing, terms and execution of these transactions, which are all consistent with our plan outlined earlier this year,” said Sanjiv Khattri, Covanta’s Executive Vice President and CFO. “Our team moved quickly to take advantage of very favorable conditions in the debt markets. Given our reputation as a best-in-class operator and our solid and sustainable free cash flow, the markets were very receptive to the offerings.”

The Company issued $400 million of 6.375% senior notes due 2022, which closed on March 19, 2012. Covanta also entered into $1.2 billion in new senior secured credit facilities at its primary operating subsidiary, Covanta Energy Corporation, consisting of a $900 million revolving credit facility due 2017 and a $300 million term loan due 2019, closing on the transaction on March 28, 2012. The transactions extended the Company’s weighted average debt maturities to over six years.

The proceeds from the financing were used to repay Covanta’s previously existing term loan, leaving approximately $50 million in excess proceeds after transaction expenses to be used for general corporate purposes. The new $900 million revolver replaced the previous $300 million revolver and $320 million funded LC facility, substantially increasing overall capacity and providing the Company with over $600 million of undrawn and available liquidity at closing.

“We are committed to growing our business over the long-term, and these transactions will help facilitate our growth objectives, while allowing us to continue our shareholder return activities,” continued Khattri. “The issuances significantly increase available liquidity under our revolver and enhance our financial flexibility by reducing senior secured leverage. Combined with our strong ongoing free cash flow, this provides us with great flexibility to fund attractive growth opportunities as they present themselves.”

About Covanta

Covanta Holding Corporation is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 46 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into 9 million megawatt hours of clean renewable electricity and create more than 9 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaenergy.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contacts

Alan Katz

1.862.345.5456

Clare Rauseo

1.862.345.5236

IR@covantaenergy.com

Media Contact

James Regan

1.862.345.5216

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